AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (the “Amendment”) effective June 1, 2015 (the “Effective Date”) amends that certain Employment Agreement (the “Agreement”) made and entered into by and between ProAssurance Corporation, a Delaware corporation (“ProAssurance”) and W. Stancil Starnes, an individual (“Executive”) dated May 1, 2007, as amended January 1, 2008 and December 22, 2008.
RECITALS:
Executive is currently employed with ProAssurance under the terms of the Agreement. The Compensation Committee of ProAssurance has approved this Amendment to the Agreement, and the independent directors have ratified and approved the Amendment. ProAssurance and Executive desire to enter into this Amendment to set forth the terms and conditions of Executive’s employment with ProAssurance beginning on the Effective Date.
NOW, THEREFORE, THESE PREMISES CONSIDERED, Executive and ProAssurance hereby agree as follows:
A.    Section 1, Employment Term, is deleted in its entirety and replaced with the following:
ProAssurance hereby employs Executive, and Executive accepts employment, upon the terms and conditions of the Agreement and the Amendment for an initial term running from the Effective Date to and including May 31, 2020 (the “Term”).
B.    Section 4.3 Termination by Executive for Good Reason is deleted in its entirety and replaced with the following:
Executive may terminate his employment with ProAssurance for Good Reason. For purposes of this Agreement, "Good Reason" shall constitute any of the following circumstances if they occur without the Executive's express written consent during the Term: (i) if the Board shall refuse or fail to reelect Executive to the office of Chief Executive Officer of ProAssurance or should change the duties and responsibilities of Executive in a manner that is a material diminution of the duties and responsibilities of the Chief Executive Officer under the bylaws of ProAssurance as currently in effect; (ii) ProAssurance shall require that the Executive's primary location of employment be more than 100 miles from the location of ProAssurance's principal offices as of the date of this Agreement; (iii) a material reduction in the Executive's Base Salary as set forth in Section 3.1 hereof; (iv) a material breach by ProAssurance of any provision of this Agreement; or (v) a Change of Control Transaction (as defined in Section 8.1 hereof) is completed and during the two year period following such completion, the Executive's duties and responsibilities are changed such that he no longer (A) serves as the functional Chief Executive Officer of all business operations that comprised ProAssurance immediately preceding the public announcement of the Change of Control Transaction or (B) reports directly to the board of directors of the ultimate parent of the entity surviving the Change of Control Transaction.
C.    Subsections (a) and (b) of Section 5.2 Severance Benefits are deleted in their entirety and replaced with the following:

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(a)    If, (i) during the Term, ProAssurance terminates the employment of Executive for any reason other than Cause, death, Disability or Retirement, or Executive terminates his employment with ProAssurance for Good Reason, and (ii) the Executive signs the release form that is attached to this Agreement as Exhibit C (the "Release") within sixty (60) days after the Date of Termination, the Executive shall be entitled to receive Severance Benefits (herein defined). Executive understands that the payment of the Severance Benefits is subject to and conditioned upon the execution of the Release within sixty (60) days after the Date of Termination without subsequent revocation within seven (7) days after execution of the Release. Subject to the foregoing, the Severance Benefits shall be paid in cash or good funds in equal monthly installments during the Restricted Period (as defined in Section 6.1 hereof) commencing seventy-five (75) days after Date of Termination and on the first day of each successive calendar month thereafter until the first day of the last full calendar month in the Restricted Period; provided that the obligation of ProAssurance to pay such Severance Benefits to the Executive after termination of employment shall be subject to termination as herein provided in the event Executive violates the covenants under Section 6.1 hereof. ProAssurance shall withhold from any amounts payable under this Agreement all federal, state, city or other income and employment taxes that shall be required. Notwithstanding the foregoing, if the Executive is a "specified employee" within the meaning of Code Section 409A(a)(2)(b)(i), the payment schedule for Severance Benefits shall be modified or adjusted to provide that no payments shall be made until the expiration of six (6) months following the Date of Termination. In the event that payments are so delayed, a lump sum payment of the accumulated unpaid amounts attributable to the six (6) month period shall be made to Executive on the first day of the seventh month following the Date of Termination. This six month delay shall not apply to any Severance Benefits which are not subject to the requirements of Section 409A of the Code by reason of (i) their being separation pay upon an involuntary separation from service and (ii) their otherwise meeting the requirements and limitations of the regulations under the above referenced Code section. In no event shall the aggregate amount of Severance Benefits be reduced as a result of such modification or adjustment.
“Severance Benefits” means (a) an amount equal to three (3) times Executive’s Annual Base Salary as of the Date of Termination, plus (b) an amount equal to three (3) times Executive’s average annual incentive award(s) and bonus(es). The “average annual incentive award(s) and bonus(es)” shall mean the amount equal to the average of the annual incentive award(s) and bonus(es) paid to Executive in each of the three complete calendar years prior to the Date of Termination and shall include the dollar value of the cash or other consideration paid to Executive as annual performance-based compensation (whether or not deferred) in each calendar year during the period. “Average annual incentive award(s) and bonus(es)” does not include long-term incentive compensation such as options to purchase stock, performance shares, restricted stock units, or other long-term incentives.
(b)    ProAssurance shall fund the obligation to pay Severance Benefits under this Section 5.2 by depositing in escrow an amount equal to the sum of the amounts payable to Executive hereunder (the "Escrow Funds") with a financial institution with total assets of more than One Billion Dollars ($1,000,000,000) as escrow agent

(the "Escrow Agent"). The Escrow Funds shall be the property of ProAssurance and shall be held, invested, and distributed by the Escrow Agent in accordance with the following provisions. At the time of delivery of the Escrow Funds, the Escrow Agent shall acknowledge receipt of the Escrow Funds and agree to be bound by the provisions of this Agreement in a separate written document. The Escrow Agent shall invest the Escrow Funds in a money market account for the benefit of Executive, and Escrow Agent shall distribute the earnings to Executive with each monthly installment. Unless and until the Escrow Agent receives notice from ProAssurance that Executive has breached this Agreement, the Escrow Agent shall distribute the Escrow Funds to the Executive in the same number of equal monthly installments as the number of whole calendar months in the Restricted Period (as defined in Section 6.1 hereof). The monthly installments shall be distributed to Executive on the first day of each calendar month in the Restricted Period together with accrued and undistributed earnings of the Escrow Fund and less reimbursement to ProAssurance for the amount required to be withheld from said installment for federal, state, city or other income or employment taxes. If ProAssurance delivers written notice to the Escrow Agent and the Executive that Severance Benefits payable to Executive are subject to termination under Section 6.2 of this Agreement, the Escrow Agent shall distribute the balance of the Escrow Funds and accrued and undistributed earnings thereon to ProAssurance unless the Escrow Agent receives a written notice of objection from Executive within 15 days after delivery of ProAssurance's notice. If Executive provides timely notice of objection, Escrow Agent shall hold the Escrow Funds until it receives written notice of distribution from the arbitrator appointed pursuant to Section 10 hereof or a joint written notice of distribution from Executive and ProAssurance. Failure of Executive or ProAssurance to deliver notice to the Escrow Agent as herein provided shall not be a waiver of any of their respective rights under this Agreement.
D.    Section 5.3, Parachute Payment Tax Reimbursement, is deleted in its entirety.
E.    Section 8.2, Effect of Change in Control, is deleted in its entirety.
F.    Except as specifically amended herein, the Agreement is hereby reaffirmed.
IN WITNESS WHEREOF, the parties have duly executed this Amendment to Employment Agreement as of the Effective Date stated above.
/s/    W. Stancil Starnes
W. Stancil Starnes
PROASSURANCE CORPORATION
By: /s/    Jeffrey P. Lisenby
Jeffrey P. Lisenby
Its: Secretary

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